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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made as of this 1st day of March, 1992 by and between BE Avionics, Inc., a Delaware corporation (the "Company" or "Employer"), and Marco Lanza (the "Executive").

                                    RECITALS

         1. The Executive has been employed by the Employer as Vice President, Marketing and Product Development.

         2. The services and ability of the Executive have constituted a major factor in the growth and development of the Employer.

         3. The Employer desires to continue to employ and retain the Executive and to make secure for itself the experience, abilities and services of the Executive and to prevent the loss of such experience, services and abilities.

         4. In consideration of the employment to be provided hereby and the amounts to be paid as provided herein, the Executive desires to be employed by the Employer and to agree with the Employer as further provided herein.

         NOW THEREFORE, the parties hereto hereby agree as follows:

1. EMPLOYMENT. The Employer shall employ the Executive, and the Executive shall perform services for and continue in the employment of the Employer, for a period of five (5) years (the "Employment Period") commencing on March 1, 1992 and ending on February 28, 1997 (the "Expiration Date"), unless such employment shall have been sooner terminated as hereinafter set forth. In consideration of such employment and in consideration of any subsequent retention as a consultant as provided in Section 4(e) hereof, the Executive has concurrently executed a Proprietary Rights Agreement, a copy of which is attached as Exhibit A hereto.

2. POSITION AND DUTIES. The Executive shall serve in the capacity of President, Inflight Entertainment Division or in such other executive position as the Board of Directors of the Company may designate from time to time, shall be accountable to, and shall have such other powers, duties and responsibilities, consistent with his capacity, as may from time to time be prescribed by the Board of Directors. The Executive shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company.



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3. COMPENSATION.

         (a) SALARY. During each year of the Employment Period, the Executive shall receive an annual salary (the "Salary") of $150,000. Such rate shall be subject to adjustment from time to time by the Board of Directors; PROVIDED, HOWEVER, that it shall at no time be adjusted below $150,000. The Salary shall be payable biweekly or in accordance with the Company's current payroll practices. Except as otherwise provided in this Agreement, the Salary shall be pro-rated for any period of service less than a full year.

         (b) INCENTIVE BONUS. During each year of the Employment Period, the Executive shall receive an incentive bonus for such year as determined in advance by the Board of Directors of the Company at the end of the year, which bonus shall not exceed 100% of the Salary.

         (c) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him on behalf of the Employer.

         (d) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to participate in or receive benefits under any life or disability insurance, health, pension, retirement and accident plans or arrangements made generally available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. In accordance with the Company policy, the Executive shall also be entitled to paid vacation in any fiscal year during the Employment Period as well as all paid holidays given by the Company to its employees.

         (e) AUTOMOBILE. Without limiting the generality of the foregoing, during the Employment Period, the Executive shall be furnished with a Company-owned automobile or an automobile allowance, at the discretion of the Company.

4. TERMINATION AND COMPENSATION THEREON.

         (a) TERMINATION DATE. The term (the "Termination Date") shall mean the earlier of (i) the Expiration Date or (ii) if the Executive's employment is terminated (A) by his death, the date of his death, or (B) for any other reason, the date on which such termination is to be effective pursuant to the notice of termination given by the party terminating the employment relationship.

         (b) DEATH. The Executive's employment hereunder shall terminate upon his death. In such event, the Company shall pay to such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate, an amount equal to the Salary that would have been due to the Executive had this Agreement been in effect from the date of his death until the Expiration Date.

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         (c) INCAPACITY. If in the reasonable judgment of the Board of Directors of the Company, as a result of the Executive's incapacity due to physical or mental illness or otherwise, the Executive shall for at least six consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement on a full-time basis, the Company may terminate the Executive's employment hereunder by notice to the Executive. In such event, the Employer shall continue to pay the Executive his Salary (at the rate in effect as of the Termination Date) and (to the extent legally practicable) extend to him the applicable fringe benefits referred to in Section 3(d) hereof until the Expiration Date. The Company's obligation to pay the Executive his Salary and extend to him such benefits shall terminate if the Executive subsequently takes other employment to the extent of the Executive's salary and benefits from such other employment. Any dispute between the Board of Directors of the Company and the Executive with respect to the Executive's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board of Directors and the Executive, whose decision shall be binding on all parties.

         (d) TERMINATION BY THE COMPANY. The Company may terminate the Executive's employment hereunder for "cause". For purposes of this Agreement, "cause" shall mean (A) the Executive's material failure, refusal or neglect to perform and discharge his duties and responsibilities hereunder (including duties prescribed by the Board of Directors pursuant to Section 2), other material breach of the terms hereof, or breach of his fiduciary duties as an officer or member of the Board of Directors of the Company or any subsidiary or affiliate thereof, as applicable, or (B) a felony conviction or a conviction for any crime involving the Executive's personal dishonesty or moral turpitude. If the Executive's employment is terminated pursuant to this Section 4(d), the Employer shall have no further obligations to the Executive hereunder after the Termination Date, except for unpaid Salary and benefits accrued through the Termination Date.

         (e) CONSULTING PERIOD UPON TERMINATION. If the Company (i) terminates the Executive's employment hereunder prior to the Expiration Date for any reason whatsoever or (ii) fails to extend the Executive's employment hereunder for a period of at least three years beyond the Expiration Date at his then current Salary and otherwise on the terms and conditions set forth herein, then the Company shall have the option, at its sole discretion, of retaining the Executive as a consultant to perform such services as the Company may reasonably request, in consideration for which services the Company shall continue to pay the Executive the same Salary and (to the extent legally practicable) extend to him the applicable fringe benefits referred to in Section 3(d), as in effect on the Termination date (in the case of (i) above) or the Expiration Date (in the case of (ii) above) for the period commencing on the Termination Date or Expiration Date and ending on the date five years after the Expiration Date or on such earlier date as the Company may otherwise specify by at least two weeks' prior written notice (the "Consulting Period").

5. AMENDMENTS. No amendment to this Agreement or any schedule hereto shall be effective unless it shall be in writing and signed by each party hereto.



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

6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i)      if to Employer, to it at:

                  c/o The K.A.D. Companies, Inc.
                  36 Washington Street, Suite 190
                  Wellesley, MA 02181
                  Attention: Amin J. Khoury

                  with copies to

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110
                  Attention: C. Dean Dusseault

         (ii)     if to the Executive, to him at:

                  1601 East Chestnut Ave.
                  Santa Ana, CA 92701

7. ENTIRE AGREEMENT. This Agreement and the Proprietary Rights Agreement of even date herewith constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

8. MISCELLANEOUS. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed and construed in accordance with the laws (other than the conflict of laws rules) of The State of California and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.



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         IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

                                                 BE AVIONICS, INC.


                                                 By:___________________________
                                                    Amin J. Khoury
                                                    Chairman  of the Board


                                                 MARCO LANZA



                                                 ------------------------------







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


                                                                       Exhibit A

                   PROPRIETARY RIGHTS AND CONSULTING AGREEMENT

This Agreement is intended to set forth in writing my responsibility to BE Avionics, Inc. (the "Company") during my employment with the Company, during any subsequent consulting period and thereafter. I recognize that the Company is engaged in a continuous program of research, development, and production respecting its business, present and future. As part of my employment with the Company and any subsequent consultancy, I have certain obligations relating to confidential information of the Company and inventions which I develop during my employment or consultancy.

In return for my employment by the Company, I acknowledge and agree that:

1. AGREEMENT; EFFECTIVE DATE. I have today executed an Employment Agreement of even date herewith (the "Employment Agreement") between the Company and myself. In return for my employment pursuant thereto and any subsequent consulting pursuant to Section 4(e) thereof, I agree to abide by the terms of this Proprietary Rights Agreement during my employment with the Company and any subsequent Consulting Period (as defined in Section 4(e) of the Employment Agreement). This Proprietary Rights Agreement shall be effective on March 1, 1992 and shall continue in effect throughout my employment and the Consulting Period, if any (the "Agreement Period").

2. CONFIDENTIALITY. I will maintain in confidence and will not disclose or use, either during or after the Agreement Period, any proprietary or confidential information or know-how belonging to the Company ("Proprietary Information"), whether or not in written form, except to the extent required to perform duties on behalf of the Company. Proprietary Information refers to any information, not generally known in the relevant trade or industry, which was obtained from the Company, or which was learned, discovered, developed, conceived, originated or prepared by me in the scope of my employment or consultancy. Such Proprietary Information includes, but is not limited to, the Company's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing, and production and future business plans, information belonging to customers or suppliers of the Company disclosed incidental to my employment or consultancy and any other information which is identified as confidential by the Company.



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3. INVENTIONS.

         3.1. DEFINITION OF INVENTIONS. As used in this Agreement, the term "Invention" means any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions include, but are not limited to, all designs, discoveries, formulas, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas.

         3.2. DISCLOSURE AND ASSIGNMENT OF INVENTIONS.

         (a) I will promptly disclose and describe to the Company all Inventions which I may solely or jointly conceive, develop, or reduce to practice during the Agreement Period (i) which relate, at the time of conception, development, or reduction to practice of the Invention, to the Company's business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or in part, on the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or (iii) which resulted from any work I performed for the Company (the "Company Inventions"). I assign all my right, title, and interest worldwide in the Company Inventions and in all intellectual property rights based upon the Company Inventions. However, I do not assign or agree to assign any Inventions relating in any way to the Company business or demonstrably anticipated research and development which were made by me prior to my employment with the Company, which Inventions, if any, are identified on Exhibit "A" to this Agreement. Exhibit "A" contains no confidential information. I have no rights in any Inventions other than the inventions specified in Exhibit "A". If no such list is attached, I have no such Inventions or I grant an irrevocable, nonexclusive, royalty-free, worldwide license to the Company to make, use and sell Inventions developed by me prior to my employment with the Company.

         (b) I recognize that Inventions relating to my activities while working for the Company and conceived or made by me, alone or with others, within one
(1) year after termination of the Agreement Period may have been conceived in significant part while I was retained by the Company. Accordingly, I agree that such Inventions shall be presumed to have been conceived during my employment or consultancy with the Company and are to be assigned to the Company as a Company Invention unless and until I have established the contrary. I agree to disclose promptly in writing to the Company all Inventions made or conceived by me for one (1) year after the Agreement Period, whether or not I believe such Inventions are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions should be the property of the Company. Any such information will be received in confidence by the Company.

         3.3. NON-ASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a Non-Assignable Invention under the provision of Section 2870 of the California Labor Code.



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

4. DOCUMENTS AND MATERIAL. Upon termination of my employment with the Company (regardless of whether or not the Company retains me as a consultant) or at any other time upon the Company's request, I will promptly deliver to the Company, without retaining any copies, all documents and other materials furnished to me by the Company, prepared by me for the Company or otherwise relating to the Company's business, including without limitation all written and tangible material in my possession incorporating any Proprietary Information.

5. COMPETITIVE EMPLOYMENT. During the Agreement Period, I will not engage in any employment, consulting, or other activity in any business competitive with the Company without the Company's written consent.

6. NON-SOLICITATION. During the Agreement Period and for a period of two (2) years thereafter, I will not solicit or encourage, or cause others to solicit or encourage, any employees of the Company to terminate their employment with the Company.

7. ACTS TO SECURE PROPRIETARY RIGHTS.

         7.1. FURTHER ACTS. I agree to perform, during and after the Agreement Period, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Inventions. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

         7.2. APPOINTMENT OF ATTORNEY-IN-FACT. In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Company Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by me.

8. NO CONFLICTING OBLIGATIONS. My performance of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with the Company. I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or other person or entity. I am not a party to any other agreement which will interfere with my full compliance with this Agreement. I will not enter into any agreement, whether written or oral, conflicting with the provisions of this Agreement.



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

9. SURVIVAL. Notwithstanding the termination of the Agreement Period, Sections 2, 3.2, 4, 6 and 7 hereof shall survive such termination. This Agreement does not in any way restrict my right or the right of the Company to terminate my employment at any time, for any reason or for no reason. I understand, however, that only the Company may terminate my consultancy, in its sole discretion, by at least two (2) weeks written notice.

10. SPECIFIC PERFORMANCE. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

11. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by me will not operate or be construed as a waiver of any other or subsequent breach by me.

12. SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision, and the remainder of this Agreement will remain in full force.

13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

14. CHOICE OF FORUM. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for Los Angeles/Orange County, and the Superior and Municipal Courts of the State of California, Orange County, in any litigation arising out of this Agreement.

15. ENTIRE AGREEMENT. This Agreement, the Exhibits to this Agreement and the Employment Agreement of even date herewith constitute the entire agreement between the parties relating to this subject matter and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of both me and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

16. ASSIGNMENT. This Agreement may be assigned by the Company. I may not assign or delegate my duties under this Agreement without the Company's prior written approval. This Agreement shall be binding upon my heirs, successors, and permitted assignees.

                                                      EMPLOYEE:

Date:  March 1, 1992                        _________________________



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

                                                      Signature


                                                      -------------------------
                                                      Printed Name

                                                      BE AVIONICS, INC.


Date:  March 1, 1992                        By:______________________

                                                      Title:___________________






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



                         LIMITED EXCLUSION NOTIFICATION

         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the above Agreement between you and the Company does not require you to assign to the Company, any invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on your own time, and (a) which does not relate (1) to the business of the Company or (2) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by you for the Company. This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.



                                               -------------------------
                                               Signature


                                               -------------------------
                                               Printed Name of Employee

                                               Dated:___________________

Witnessed by:



------------------------------


------------------------------
Representative

Dated:________________________





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


                                   EXHIBIT "A"

                                 PRIOR INVENTION












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